                                  Exhibit 11
               Statement re:  computation of per share earnings

                            Annie's Homegrown, Inc.
                   Computation of Earnings Per Common Share
                      (in 000s except for per share data)
                     Three months ended September 30, 1997


Basic Computation
-----------------

     Net income per statement of operations      $   36
                                                 ======

     Weighted average number of common
      shares outstanding                          4,298
                                                 ======

     Basic income per common share                 $.01
                                                 ======



Diluted Computation
-------------------

     Net income per statement of operations      $   36
                                                 ======

     Weighted average number of common
      shares outstanding                          4,298

     Stock options                                  733
                                                 ------

     Weighted average number of common
      shares as adjusted                          5,031
                                                 ======


     Diluted income per common share             $  .01
                                                 ======

                           Annie's Homegrown, Inc.
             Computation of Earnings Per Common Share (Continued)
                     (in 000s except for per share data)
                     Three months ended September 30, 1998

Basic Computation
-----------------

  Net loss per statement of operations         $ (216)
                                               ======

  Weighted average number of common
   shares outstanding                           4,548
                                               ======

  Basic loss per common share                  $ (.05)
                                               ======

Diluted Computation
-------------------

  Net loss per statement of operations         $ (216)
                                               ======

  Weighted average number of common
  shares outstanding                            4,548

  Stock options                                   249
                                               ------

  Weighted average number of common
  shares as adjusted                            4,797
                                               ======


  Diluted loss per common share                $ (.05)
                                               ======

                            Annie's Homegrown, Inc.
                   Computation of Earnings Per Common Share
                      (in 000s except for per share data)
                      Six months ended September 30, 1997


Basic Computation
-----------------
  Net loss per statement of operations          $ (134)
                                                ======

  Weighted average number of common
   shares outstanding                            4,278
                                                ======

  Basic loss per common share                   $ (.03)
                                                ======

Diluted Computation
-------------------

  Net loss per statement of operations          $ (134)
                                                ======


  Weighted average number of common
  shares outstanding                             4,278

  Stock options                                    733
                                                ------

  Weighted average number of common
  shares as adjusted                             5,011
                                                ======

  Diluted loss per common share                 $ (.03)
                                                ======

                            Annie's Homegrown, Inc.
             Computation of Earnings Per Common Share (Continued)
                      (in 000s except for per share data)
                      Six months ended September 30, 1998

Basic Computation
-----------------
  Net loss per statement of operations         $ (457)
                                               ======

  Weighted average number of common
   shares outstanding                           4,548
                                               ======

  Basic loss per common share                  $ (.10)
                                               ======

Diluted Computation
-------------------

  Net loss per statement of operations         $ (457)
                                               ======

  Weighted average number of common
  shares outstanding                            4,548

  Stock options                                   249
                                               ------

  Weighted average number of common
  shares as adjusted                            4,797
                                               ======

  Diluted loss per common share                $ (.10)
                                               ======
